Hosted Services Agreement	Exhibit 4.30

AMENDMENT NO. 32 TO

NAVITAIRE HOSTED SERVICES AGREEMENT

This Amendment No. 32 to the NAVITAIRE Hosted Services Agreement (this “Amendment”), effective as of August 1st, 2014, is entered into by and between Navitaire LLC, a Delaware limited liability company (“NAVITAIRE”), and VRG Linhas Aereas S.A., as successor of GOL – Transportes Aereos S/A, a Brazilian corporation (“Customer”).  Initially capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

A.       NAVITAIRE and Customer are parties to that certain NAVITAIRE Hosted Services Agreement dated as of May 1, 2004 and amended by: (i) Amendment No. 1 dated as of January 1, 2005, (ii) Amendment No. 2 dated as of June 13, 2005, (iii) Amendment No. 3 dated as of October 1, 2005, (iv) Amendment No. 4 dated as of November 14, 2005, (v) for the avoidance of doubt, there is no Amendment No. 5, (vi) Amendment No. 6 dated as of April 5, 2006, (vii) Amendment No. 7 dated as of June 1, 2006, (viii) Amendment No. 8 dated as of June 11, 2007 (ix) Amendment No. 9 dated as of August 20, 2007; (x) Amendment No. 10 dated as of August 27, 2007; (xi) Amendment No. 11 dated as of April 24, 2008; (xii) Amendment No. 12 dated as of April 24, 2008; (xiii) Amendment No. 13 dated as of July 31, 2008; (xiv) Amendment No. 14 dated as of October 31, 2008; (xv) Amendment No. 15 dated as of October 1, 2008; (xvi) Amendment No. 16 dated as of October 1, 2009; (xvii) Amendment No. 17 dated as of February 1, 2010; (xviii) Amendment No. 18 dated as of March 15, 2010; (xix) Amendment No. 19 dated as of June 25, 2010; (xx) Amendment No. 20 dated as of November 1, 2010; (xxi) Amendment No. 21 dated as of March 1, 2011; (xxii) Amendment No. 22 dated as of February 1, 2012; (xxiii) Amendment No. 23 dated as of February 5, 2012; (xxiv) Amendment No. 24 dated as of February 5, 2012; (xxv) Amendment No. 25 dated as of September 1, 2012; (xxvi) Amendment No. 26 dated as of December 24, 2012; (xxvii) Amendment No. 27 dated as of January 1, 2013; (xxviii) Amendment No. 28 dated as of August 1, 2013; (xxix)  Amendment No. 29 dated as of December 2, 2013; (xxx) Amendment No. 30 dated as of December 11, 2013; and (xxxi) Amendment No. 31 dated as of February 1, 2014 (the “Agreement”), pursuant to which NAVITAIRE performs Hosted Services for Customer.

B.      Section 18.1 of the Agreement permits the parties to amend the terms and conditions of the Agreement provided such amendment is made in writing signed by the parties.

C.      NAVITAIRE and Customer desire to amend the terms of the Agreement as provided below.

Accordingly, and in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1              Amendment to Exhibit A - Hosted Reservation Services, as follows:

a)             Scope of Services (Added).  The following is hereby added to Section 2, Scope of Services, of Exhibit A:

‘X’ or ‘N/A’	Hosted Reservation Services Add-on Functionality
X	Standard Schedule Messages (SSM) and/or Ad-hoc Schedule Messages (ASM)
X	Advanced Passenger Information System (APIS) with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
X	Government Security Messaging (PNRGOV) with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

b)            Functionality (Added).  The following is hereby added to Section 6, New Skies by Navitaire Functionality Included in Hosted Reservation Services, of Exhibit A:

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.30

Hosted Reservation Services – New Skies Add-On Functionality
Standard Schedule Messages (SSM) and/or Ad-hoc Schedule Messages (ASM)
General Features – Standard Schedule Messages (SSM) and/or Ad-hoc Schedule Messages (ASM)

•   Receive and send the following SSM sub-messages: NEW, TIM, REV, EQT, FLT, ADM, RPL, SKD, CNL

•   Receive and sent the following ASM sub-messages: NEW, TIM, RRT, EQT, CON, FLT, ADM, RPL, CNL

•   Update individual flight lines via SSM as opposed to the now standard SSIM process.

•   Update individual flight dates via ASM (operational changes).

•   Target individual partners on a message / sub-message basis with outbound SSM’s and ASM’s.

•   Setup an email distribution list that is contacted when an SSM results in the creation of a reaccommodation batch.

•   Process TTY queue entries for rejected messages that failed to process within New Skies.

•   Messages are delivered by either Type B/Teletype or FTP.

Note: Customer is responsible for negotiating and maintaining the appropriate agreements and any costs associated with the other host provider(s) for this connectivity.

Limitations and Exclusions

•   SSM’s not currently supported: ACK, NAC, REV, RSO

•   ASM’s not currently supported: RIN, ACK, NAC

•   The maximum number of messages supported during an hour is five hundred (500).  In the event that the SSM/ASM functionality is determined to cause degraded performance, increased costs to NAVITAIRE, or other negative impact on any Hosted Services, NAVITAIRE may at its sole discretion, without liability to Customer, disable the SSM/ASM functionality in whole until such time as the negative impact can be resolved.

Note: Ad-hoc Schedule Messages (ASM) are only supported on New Skies release 3.4.5 or higher.

Message Facilitation for PNRGOV
General Features – Message Facilitation for PNRGOV

•   PNRGOV is an interactive data collection system used by carriers to transmit traveler data to government entities. The Message Facilitation for PNRGOV facilitates the collection of the data required by Customer with respect to its regulatory requirements. Customer is responsible for providing the specific data, transport, and response requirements for each individual government entity. While each government entity has specific requirements, in general the system provides a mechanism for Customer to:

•   Format passenger (PNR) data for transmission.

•   Transmit PNR data to the connectivity provider (e.g. SITA/ARINC as directed by Customer) for the delivery of the data to the respective regulatory entity by the connectivity provider, which may include  the following types of information, based upon government specific requirements:

•   Booking Details: PNR (including CRS/GDS locators if available), create date, contact information, general remarks, travel agent information, reservation history

•   Payment Details: payment date, type, amount (may include credit card number if required)

•   Passenger Details: full name, passenger travel documents, ticketing information, frequent flyer information

•   Travel Details: flight date(s), itinerary, status, baggage, seats, code share information

•   Store confirmation in the PNR if PNRGOV message has been sent.

•   In the event that an acknowledgement message is received from the government entity, receive and store transmission date and time of the acknowledgement message in the DCS log, viewable via the DCS MESSAGES tab of the DCS log user interface.

•   Configure scheduled message transmit time via the Management Console.

•   Initiate ad-hoc messages from SkyPort or the Utilities interface to transmit PNR data.

Limitations and Exclusions

•   Acknowledgement message data viewable from the DCS MESSAGES tab is only available for the length of time that the EPIC logs are retained.

•   XML message formats are not supported.

•   NAVITAIRE will provide Customer with an initial sample format for these messages during implementation.  Any applicable fees in connection with any modifications to the message format made whether during implementation or thereafter will be charged to Customer on a time and materials basis.

•   Certification with connectivity provider is the responsibility of Customer.

•   PNRGOV functionality is only available for flights for which Customer utilizes New Skies check-in functions. PNRGOV functionality is not available for flights managed via a third party DCS.

•   Transmission of crew data is not supported.

2              Amendment to Exhibit H – Price and Payment, as follows:

a)             Monthly Recurring Service Fees (Apply).  The Monthly Recurring Service Fees found in Section 1.1.2 of Exhibit H hereby apply to [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] as a new Advanced Passenger Information System (APIS) partner.

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.30

b)            Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.24 to Exhibit H:

1.1.24   Monthly Recurring Service Fees – Standard Schedule Messages (SSM) and/or Ad-hoc Schedule Messages (ASM)

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Reservation Services – New Skies Add-On Products/Services
X	Schedule Change Messaging	Standard Schedule Messages (SSM) and/or Ad-hoc Schedule Messages (ASM)	via a shared ESC FTP environment to Customer’s FTP server	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] messages	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per message

c)             Monthly Recurring Service Fees (Added).  The following Monthly Recurring Service Fees are hereby added as Section 1.1.25 to Exhibit H:

1.1.25   Monthly Recurring Service Fees – Government Security Messaging (PNRGOV) with [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

SELECTED	Products and/or Services	Description	Partners or Connections	Monthly Minimum Recurring Service Fee (per partner / connection)	Included in Monthly Recurring Service Fee	Monthly Overage Fee
Hosted Reservation Services – New Skies Add-On Products/Services
X	Government Security Message Facilitation	PNRGOV	PNRGOV Countries: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] PNRGOV messages	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per message

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.30

d)            Implementation Fees.  The following Implementation Fees are hereby added to Section 1.2 of Exhibit H:

SELECTED	Products and/or Services	Description	Partners or Connections	Minimum Implementation Fee (per partner / connection)	Maximum Number of Hours Included in Minimum Implementation Fee (additional hours provided on a time and materials basis per Section 1.3)
Hosted Reservation Services – New Skies Add-On Products/Services
X	Schedule Change Messaging	Standard Schedule Messages (SSM) and/or Ad-hoc Schedule Messages (ASM)	via a shared ESC FTP environment to Customer’s FTP server	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
X	Government Security Message Facilitation	Advanced Passenger Information System (APIS)	APIS Countries: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
X		PNRGOV	PNRGOV Countries: [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	$[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

NAVITAIRE Proprietary and Confidential

Hosted Services Agreement	Exhibit 4.30

3          No Other Changes.  Except as specifically amended by this Amendment, all other provisions of the Agreement remain in full force and effect.  This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Agreement by any party hereto.

4              Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5              Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon NAVITAIRE and the Customer and their respective successors, heirs and assigns.

6              Conflict of Provisions.  In the event that there exists a conflict between any term, condition, or provision contained within this Amendment, and in any term, condition, or provision contained within the Agreement, the term, condition, or provision contained within this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year written below.

NAVITAIRE LLC
Signature:
Printed Name:
Title:
Date:
VRG LINHAS AEREAS S.A
Signature:
Printed Name:
Title:
Date:

Witness Name:
Witness ID:

Witness Name:
Witness ID: